EXHIBIT 16.1


                              ARTHUR ANDERSEN

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                                                      Arthur Andersen LLP

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                                                      425 Walnut Street
                                                      Cincinnati, OH 45202-3912
                                                      513 381 6900


March 11, 1999



Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

Dear Sir/Madam:

We have read Item 4(a) included in the Form 8-K dated March 9, 1999 of Firstar Corporation filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.

Very truly yours,

/s/ Arthur Andersen LLP

Arthur Andersen LLP



CJC

Copy to:
David M. Moffett, CFO, Firstar Corporation